LOAN AGREEMENT

This LOAN AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is made and entered into effective as of the 16th day of January, 2024 by and between, THE TOCQUEVILLE TRUST, a Massachusetts business trust (the “Trust”), not individually, but solely on behalf of the Fund (as hereinafter defined) (the Trust acting on behalf of the Fund shall be referred to as the “Borrower”), with its address at 40 West 57th Street, 19th Floor, New York, New York 10019, and U.S. BANK NATIONAL ASSOCIATION, a national banking association with its address at 425 Walnut Street, Cincinnati, Ohio 45202 (the "Bank").

1.(a)    Definitions. The following terms shall have the meanings specified below:
"Act" shall mean the Investment Company Act of 1940, as amended.

“Advisor” shall mean the investment advisor for the Borrower as identified in Section 7(m).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Trust, the Borrower, or the Fund from time to time concerning or relating to bribery or corruption.
"Applicable Law" shall mean and include laws, statutes, ordinances, and rules and regulations thereunder, and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, common law and orders, requests, directives, instructions and notices of any Governmental Authority having the force of law, and all related orders, writs, judgments, injunctions, decrees or awards to which the Trust, the Borrower, or the Fund shall or may be subject, including without limitation, any environmental laws, Anti-Corruption Laws and applicable Sanctions.

"Authorized Officer" shall have the meaning set forth in Section 6(a)(i)(C).

"Available Facility" shall mean at any time, the lesser of (i) Forty Million and 00/100 Dollars ($40,000,000.00), (ii) 10% of the Fund’s gross market value, or (iii) 33.33% of the market value (as determined solely by the Bank using consistently-applied valuation methods disclosed to the Borrower) of the unencumbered assets of the Fund (A) which are recorded on the Borrower's books and records as belonging solely to the Fund, and (B) which are not subject to segregation or any special purpose usage, and (C) as to which no third party has any pledge, security interest, lien or any other rights, and (D) which are held by the Bank as sole Custodian and in which the Bank has a fully perfected, first priority security interest.
"Bank" shall have the meaning set forth in the preamble.

"Borrower" shall have the meaning set forth in the preamble.
"Business Day" shall mean any day excluding Saturday, Sunday and any day on which banking institutions in the State of Ohio are authorized or required by law or other government actions to close.
“Change in Law” shall have the meaning set forth in Section 3(c).
“Change of Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty-five percent (25%) or more of the outstanding shares of voting equity interests of the Advisor on a fully diluted basis; or (b) occupation of a majority of the seats on the board of directors or trustees (or similar governing body) of the Trust or of the Advisor by Persons who were neither (x) nominated by such applicable governing body of the Trust or Advisor nor (y) appointed or approved by such governing body.
“Collateral” shall have the meaning set forth in the Pledge and Security Agreement.
"Custodian" shall mean the Bank, as custodian, pursuant to the Custody Agreement.
"Custody Agreement" shall mean that certain Custody Agreement now in effect between the Borrower and the Bank, as it may be amended, restated, modified or supplemented from time to time.
“Declaration of Trust” shall mean the Trust’s declaration of trust creating the Trust.
"Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Dollar” and “$” shall mean the lawful currency of the United States of America.
“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
"Effective Date" shall have the meaning set forth in Section 6(a).
"Event of Default" shall have the meaning set forth in Section 7.
"Fund" shall mean the Series of the Trust known as The Tocqueville Fund; regardless of name changes to, and including all subaccounts and all assets of, replacements or substitutions for such specified Series for which the Bank is Custodian, now existing or added in the future.

"Fund Statement" shall mean the Fund's Statement of Additional Information now in effect, as it may be amended, restated, modified or supplemented from time to time.
"GAAP" shall mean generally accepted accounting principles in the United States consistently applied in accordance with past practices.
"Governmental Authority" shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court.
"Indebtedness" of any person shall mean all of the obligations of such person which, in accordance with GAAP, would be included as liabilities on the balance sheet of such person including, without limitation, (i) any indebtedness, obligation or liability of any kind or nature whatsoever and (ii) any guarantee, indemnity, endorsement, suretyship or other contingent obligation of any kind or nature whatsoever in respect of the obligations of another person.
"Investment" shall mean, when used with respect to any person, any direct or indirect purchase or other acquisition by such person of a beneficial interest in capital stock, bonds, notes, debentures or other securities issued by any other person or any direct or indirect advance, loan or other extension of credit or capital contribution by such person to any other person.
"Lien" shall mean any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever.
"Loan" and "Loans" shall have the meaning set forth in Section 2(a).
"Loan Documents" shall mean this Agreement, the Note, the Pledge and Security Agreement, the Securities Account Control Agreement, and all other documents and instruments executed in connection herewith, as each of the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Loan Request” shall have the meaning set forth in Section 2(c).
"Maturity Date" shall mean, with respect to each Loan, the earlier of (a) the date that is twenty (20) Business Days after the making of such Loan or (b) January 14, 2025 (or the date of any extension of this Agreement or such Maturity Date in a writing signed by the Bank).
"Net Assets" shall mean from time to time, the net assets of the Fund, calculated by taking the sum of the value of the Fund's securities plus any cash and other assets (including dividends and interest accrued but not collected) less all liabilities, including accrued expenses, allocable to the Fund.
“Non-Excluded Taxes” shall have the meaning set forth in Section 3(d).

"Note" shall have the meaning set forth in Section 2(b).
"Obligations" shall mean all of the Borrower's liabilities, obligations and indebtedness to the Bank hereunder, under the Note and the other Loan Documents, or otherwise incurred in connection with the Fund, whether heretofore, now or hereafter arising and howsoever evidenced, whether primary, secondary, contingent or fixed or arising under oral or written agreement or by operation of law.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
"Officer's Certificate" shall mean a certificate signed in the name of the Trust by an Authorized Officer containing the information noted in Section 6(a)(i) hereof, and any amendment and/or restatement of same.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
"Permitted Indebtedness" shall mean (i) liabilities of the Borrower incurred in the ordinary course of business which are not past due (except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in conformity with GAAP have been provided), (ii) liabilities the Borrower is permitted to incur under the Fund Statement or the Prospectus, (iii) the Obligations, and (iv) other obligations, liabilities and indebtedness owed by the Borrower to the Bank.
“Person” shall mean any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization or any Governmental Authority.
“Pledge and Security Agreement” shall mean a Pledge and Security Agreement between the Borrower and the Bank substantially in the form attached hereto as Exhibit A, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.
"Prime Rate" shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above or below the Prime Rate.
"Prospectus" shall mean the Prospectus of the Fund now in effect, as it may be amended, restated, modified or supplemented from time to time.
“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any person, entity or group listed in any Sanctions-related list of designated persons, entities or groups maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU Member State, (b) any person, entity or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any person, entity or group 50% or more owned, directly or indirectly, by any of the above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Securities Account Control Agreement” shall mean a Securities Account Control Agreement among the Borrower, the Bank and the Custodian substantially in the form attached hereto as Exhibit B, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.
"Series" shall mean a separate series established by the Trust's trustees pursuant to the Trust’s Declaration of Trust.
"Trust" shall have the meaning set forth in the preamble.
“UETA” means the Uniform Electronic Transactions Act as in effect in the State of Ohio, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
(b)    General Provisions Relating to Definitions. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Each reference herein to any person shall include a reference to such person's permitted successors and assigns. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
(c)    Cross-References. Unless otherwise specified, references in this Agreement and in each Loan Document to any Section are references to such Section of this Agreement or such Loan Document, as the case may be, and unless otherwise specified, references in any Section or definition to any clause are references to such clause of such Section or definition.

2.Loan Facility.
(a)    Loans. Subject to the terms and conditions set forth herein, and subject to the satisfaction of the conditions set forth in Section 6 hereof, the Bank may, in its sole discretion, lend and relend to the Borrower, during the period from the Effective Date to the earlier of (i) the Maturity Date, or (ii) the date of the occurrence of an Event of Default, unless waived in writing by the Bank, such amounts as the Borrower may from time to time request (each individually a "Loan" and collectively, the "Loans") up to an aggregate principal amount outstanding at any time not to exceed the amount of the Available Facility. If the aggregate amount of Loans made to the Borrower hereunder and outstanding at any one time exceeds the Available Facility, then the Borrower shall immediately repay sufficient of the Loans to bring the outstanding Loan amount within the Available Facility. The proceeds of Loans may be used by the Fund only for short term liquidity in connection with shareholder redemptions permitted under the Fund Statement and the Prospectus. Because of such limited usage, it is contemplated by both parties hereto that this facility shall consist of term Loans due in twenty (20) Business Days.
This Agreement does not establish a commitment or obligation of the Bank to lend money to the Borrower. The decision of whether or not to make any Loan shall be made by the Bank in its sole and absolute discretion. It is contemplated by both parties hereto that this facility shall consist of (a) an initial term Loan due in twenty (20) Business Days, as to which the Bank may but is not obligated to relend prepaid amounts up to the Available Facility during such term, followed by (b) additional term Loans up to the Available Facility with identical twenty (20) Business Day terms. For purposes of clarity, any second or additional Loan to the Borrower allowed by the Bank during the twenty (20) Business Day term of an outstanding Loan is due at the same time as the first Loan made during such twenty (20) Business Day period.
(b)    Note. The Loans shall be evidenced by a promissory note given by the Borrower to the Bank, substantially in the form of Exhibit C attached hereto and made a part hereof (as such note may be extended, amended, restated, supplemented or otherwise modified from time to time, and together with any one or more notes which may be issued in exchange for such note, the "Note"). The Bank is hereby authorized to enter from time to time the principal balance of the Loans and all payments thereon on the reverse of the Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount of the Loans set forth thereon or therein shall be presumptive evidence of the principal amount owing to the Bank and unpaid thereon, absent manifest error. The Borrower further authorizes the Bank to charge any account of the Borrower at the Bank (regardless of and including all account numbers related to the Fund) or charge or increase any loan balance of the Borrower for the amount of any payments due to the Bank hereunder from the Borrower.

(c)    Loan Requests. The Borrower shall notify, by written notice or e-mail in the form of Exhibit D, attached hereto and made a part hereof (each such notice, a "Loan Request"), such person at the Bank as the Bank may, from time to time, instruct the Borrower, by 2:00 p.m. (Eastern Time) on each day on which the Borrower desires to obtain a Loan hereunder, which day must be a Business Day, specifying the amount of the Loan desired. Any such e-mail shall be only from the confirmed e-mail address of an Authorized Officer and include approval by such Authorized Officer of an attached Loan Request (whether or not signed, and if not signed being deemed to incorporate as accepted by the Borrower all terms and conditions of such Loan Request form). Notwithstanding the foregoing sentence, the Borrower may verbally request a Loan hereunder, provided that the Borrower shall, on the same day, send the Bank by e-mail or telecopy a follow-up Loan Request in respect thereof. The Bank may rely upon, and shall incur no liability for relying on, any oral or written request the Bank believes to be genuine and to have been signed, sent or made by an Authorized Officer. In no event shall the Borrower request any loan which, if advanced, would cause the aggregate principal amount of the Loans outstanding to exceed the Available Facility. Each e-mail or verbal request for a Loan hereunder shall be deemed to include, and each written request shall include, a representation that all of the representations and warranties made by the Borrower in the Loan Documents are and will be, after giving effect to the requested Loan, true and complete, that all the conditions precedent to such Loan as set forth in Section 6 hereof have been satisfied, and that the proceeds of the Loan will not be used for any purpose that is not permitted hereunder. Each advance of Loan proceeds hereunder shall be in a minimum amount of $1,000.00.
(d)    Disbursement of Funds. Each Loan shall be effectuated by the Bank crediting an account maintained by the Borrower with the Bank.
(e)    Interest.
    (i)    The Borrower shall pay interest on the outstanding principal balance of the Loans at a rate per annum equal to the greater of (i) zero percent (0.0%) and (ii) the Prime Rate minus one-half percent (0.50%), which interest shall be payable monthly, in arrears, commencing on February 1, 2024 and continuing to be due and payable on the first day of each month thereafter and on the date specified in clause (b) of the definition of Maturity Date; provided that the Borrower may at its option pay such interest whenever all or any part of the Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever the Borrower repays all or part of the Loans as a voluntary prepayment, all without premium or penalty. The Bank will invoice the Borrower on a monthly basis for interest due on the Loans for the previous month.
    (ii)    Upon the occurrence and during the continuance of any Event of Default hereunder, at the option of the Bank, the Loans and other outstanding Obligations of the Borrower to the Bank shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest on the Loans prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.
    (iii)    Interest on the Loans shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.
    (iv)    If any payment by the Borrower is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.
(f)    Maximum Outstanding Period. Notwithstanding anything herein to the contrary, no Loan shall be outstanding for more than twenty (20) Business Days after the date that the first Loan during such twenty (20) Business Day period is made.
3.Payments.
    (a)    Mandatory Prepayments.

    (i)    If the aggregate principal amount of all Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable to the Bank and the Borrower shall repay such excess.
    (ii)    The Borrower shall repay each of the Loans in full in cash together with interest accrued thereon and any other fees and charges hereunder on the Maturity Date of such Loan and, if earlier, the date on which such Loans become due, whether by virtue of a mandatory prepayment provision, by demand, acceleration or otherwise.
(b)    Voluntary Prepayments. The Borrower may prepay any Loan in whole or in part from time to time without premium or penalty; provided, however, that each prepayment shall be in an amount equal to, or greater than, $1,000.00 or, if less, the outstanding balance of such Loan, and shall be made with interest accrued thereon to the date of payment.
(c)    Increased Costs. If there shall occur any Change in Law which shall have the effect of imposing on the Bank (or the Bank’s holding company) any increase or expansion of or any new: tax (excluding taxes on its overall income and franchise taxes), charge, fee, assessment or deduction of any kind whatsoever, or reserve, capital adequacy, special deposits or similar requirements against credit extended by, assets of, or deposits with or for the account of the Bank or other conditions affecting the extensions of credit under this Agreement; then the Borrower shall pay to the Bank such additional amounts as the Bank deems necessary to compensate the Bank for any increased costs to the Bank attributable to the extension(s) of credit under this Agreement and/or for any reduction in the rate of return on the Bank’s capital and/or the Bank’s revenue attributable to such extension(s) of credit. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any, law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation, or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guidance or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. The Bank’s determination of the additional amount(s) due under this paragraph shall be binding in the absences of manifest error, and such amount(s) shall be payable within 10 days of demand and, if recurring, as otherwise billed by the Bank. Failure or delay on the part of the Bank to demand compensation pursuant to this Section 3(c) shall not constitute waiver of the Bank’s right to demand such compensation.

(d)    Taxes. All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Bank hereunder or under the Note, such amounts shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Bank a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure.
(e)    Place of Payment. All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, M.L. CN-OH-W6TC, Cincinnati, OH 45202, or at such other place as may be designated by the Bank to the Borrower in writing.
(f)    Business Day Payments. Whenever any of the terms and provisions of this Agreement or the other Loan Documents provides that any payment to be made shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.
4.Representations and Warranties. To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:
(a)    Existence. The Trust is duly organized, validly existing and in good standing as a business trust under the laws of Massachusetts and is registered as an investment company under the Act.
(b)    Authority. The Borrower has full power and authority to own its properties and to conduct its business as an investment company and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents.
(c)    Authorization. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents: (i) have been duly authorized by all requisite trust action; (ii) do not and will not violate (A) any law, regulation, order, writ, judgment, decree, determination or award currently in effect and applicable to the Borrower, (B) the Declaration of Trust or other organizational or governing documents of the Trust or the Fund Statement or Prospectus, (C) any provision of any agreement to which the Borrower is a party, or by which it or any of its properties or assets is bound, and (D) any franchise, license, permit, certificate, authorization, qualification, accreditation or other similar right, consent or approval of or applicable to the Borrower; and (iii) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower except in favor of the Bank. No consents, licenses, permits, applications or authorizations of, notices or reports to, or registrations, filings or declarations with, any Governmental Authority or other third party are required to be obtained in connection with the execution, delivery or performance by the Borrower of any of the Loan Documents.
(d)    Enforceability. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.
(e)    Financial Information; Adverse Change. The Borrower has provided, or prior to the Effective Date will provide, the Bank with (i) the Fund’s audited financial statements for its most recently ended fiscal year end and (ii) the related up to date Prospectus and the Fund Statement. The Fund does not have any contingent liabilities not provided for or disclosed in the financial statements. Such financial statements present fairly, in all respects, the financial condition of the Fund in accordance with GAAP. There has been no material adverse change in the business or financial condition of the Fund since the date of such financial statements.
(f)    Indebtedness. The Borrower has no Indebtedness other than Permitted Indebtedness.

(g)    Investments. The Borrower has no Investments which the Borrower is not authorized to have or which are inconsistent with or conflict with the provisions of the Prospectus relating to the Borrower or for which the Borrower is required to obtain shareholder approval unless such approval was obtained.
(h)    Litigation. There is no litigation or other action or proceeding pending or, to the best of the knowledge of the Borrower after diligent investigation, threatened against or affecting the Borrower before any Governmental Authority.
(i)    Title to Property. The Borrower has good, indefeasible and merchantable title to and ownership of all of its assets, including without limitation the Collateral, free and clear of all Liens except those in favor of the Bank.
(j)    Compliance. The Trust and the Fund are each in compliance in all material respects with the Act and all other Applicable Laws. The Borrower will not request any Loan and the Borrower shall not use (and the Borrower shall ensure that its directors, officers, employees and agents shall not use) the proceeds of any Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws. The Borrower will not, directly or indirectly, use the proceeds of any Loan or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (1) to fund any activities or business of or with any individual or entity, or in any country or territory, that at the time of such funding is, or whose government is, the subject of Sanctions or (2) in any manner that would result in the violation of Sanctions by any individual or entity.
(k)    No Default. No default (or event which, with notice or lapse of time, or both, would constitute a default) exists under any agreement or instrument to which the Trust or the Fund is a party or pursuant to which any property of the Borrower is encumbered.
(l)    Taxes. The Borrower has filed all federal, state and local tax returns and other reports which it is required by law to file, has paid all taxes, assessments and other similar charges that are due and payable, except to the extent that any such taxes or charges are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books and records, and has withheld all employee and similar taxes which it is required by law to withhold.
(m)    Licenses, Etc. The Trust has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, and other consents, rights and approvals which are necessary for the operation of its business. The Trust is not in violation of the terms of any such franchise, license, permit, certificate, authorization, qualification, accreditation, consent, right or approval.

(n)    Broker's Fees. No brokerage, finder's or similar fee or commission is due to any party by reason of the Borrower entering into this Agreement or by reason of any of the transactions contemplated hereby, and the Borrower shall indemnify and hold the Bank harmless from all such fees and commissions arising from the Borrower entering into this Agreement.
(o)    Solvency. Immediately after giving effect to the execution and delivery of the Loan Documents and the making of the Loans hereunder and at all times thereafter while such Loans or any portion thereof are outstanding, the Trust and the Fund shall each be solvent, shall be able to pay their respective debts and obligations as they become due, and shall have capital sufficient to carry on their respective business.
(p)    Anti-Corruption Laws; Anti-Terrorism Laws. (1) The Trust, the Borrower, and the Fund (and their respective officers and employees and to the knowledge of the Trust, the Borrower, or the Fund any related directors and agents) are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower has implemented and maintains in effect for itself and the Fund policies and procedures to ensure compliance by the Borrower, the Fund and their respective officers, employees, directors and agents with Anti-Corruption Laws and applicable Sanctions. None of the Trust, the Borrower, or the Fund (or to the knowledge of the Trust, the Borrower, or the Fund any related directors, officers or employees) are a Sanctioned Person. No Loan, use of proceeds of any Loan, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions; (2) Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT ACT, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Trust, the Borrower, and the Fund are in compliance in all material respects with the PATRIOT Act.

5.Covenants. The Borrower agrees with the Bank that, from the date of this Agreement and until the Loans are paid in full and all obligations under this Agreement and the other Loan Documents are fully performed and this Agreement has been terminated:
(a)    Books and Records; Inspection. The Borrower shall keep and maintain complete books, records and files with respect to its business in accordance with GAAP and shall accurately and completely record all transactions therein. The Borrower shall permit the officers, employees and designated representatives of the Bank, from time to time, to inspect the Borrower's property and to inspect and make copies of or extracts from the books, records and files of the Borrower, and the Borrower shall make the same available to the Bank and its agents and representatives for such purposes at such reasonable times as the Bank shall request. Any such inspection and copying shall be at the Bank’s sole cost and expense so long as no Event of Default has occurred and is continuing.
(b)    Financial Statements; Reports. The Borrower shall furnish to the Bank: (i) within one hundred twenty (120) days after the last day of each fiscal year of the Trust, a copy of the annual audit report of the Trust prepared in accordance with GAAP and consisting of at least a statement of assets and liabilities for the Fund as at the close of such fiscal year, a Schedule of Investments for the Fund as at the close of such fiscal year, a statement of operations for the Fund for such fiscal year and a statement of changes in net assets for the Fund for such fiscal year, and certified by an independent certified public accountant reasonably satisfactory to the Bank; (ii) statements of the Fund's Net Assets, whether or not held by the Custodian, on a daily basis whenever any Loans are outstanding hereunder and otherwise upon the Bank's request; (iii) promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which the Borrower shall send to holders of interests in the Fund generally; and (iv) promptly, any amendments to or restatements of the Fund Statement (including without limitation the Statement of Additional Information) or Prospectus for the Borrower, and (v) such other reports and information as the Bank may reasonably request from time to time. The Bank agrees that the Borrower shall have no obligation to deliver any document report or financial statement to the Bank hereunder if the same is publicly available through the SEC’s EDGAR system or similar system.
(c)    Taxes. The Trust shall file all federal, state and local tax returns and other reports the Trust is required by law to file, and shall pay when due all taxes, assessments and other liabilities except for those contested in good faith by appropriate proceedings for which adequate reserves in conformity with GAAP will be provided and shall withhold all employee and similar taxes which it is required by law to withhold.
(d)    Existence and Status. The Trust shall maintain its existence as a business trust in good standing under the laws of Massachusetts, shall continue to be registered as an investment company under the Act, and shall continue to maintain the Fund as a separate Series of the Trust.
(e)    Compliance with Law. The Trust shall comply at all times with the Act and all other Applicable Laws. The Trust and the Fund will maintain in effect and enforce policies and procedures designed to ensure compliance by the Trust and the Fund, their respective subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower will not allow any tenants or subtenants to use its property for any business activity that violates any federal or state law or that supports a business that violates any federal or state law.

(f)    Borrower's Coverage Ratio. The Borrower shall not permit the ratio of its (i) total assets minus total liabilities (other than liabilities of any kind or nature whatsoever for borrowed money and liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by or on behalf of the Borrower) to (ii) total liabilities of any kind or nature whatsoever for borrowed money and liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by or on behalf of the Borrower to be less than 300% at any time.
(g)    Reserved.
(h)    Licenses. The Trust shall have, acquire, and maintain all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, and other consents, rights and approvals which are required by law or are necessary for the operation of its business.
(i)    Notice. The Borrower shall notify the Bank in writing, promptly upon the Borrower's learning thereof, of: (i) any litigation, suit or administrative proceeding (including without limitation any order of a court or Governmental Authority affecting the Advisor, Trust or the Fund), which may affect the operations, financial condition or business of the Advisor, Trust or the Fund, or the Bank’s interest in any of the Collateral; (ii) any default by the Trust or the Fund under any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which either is a party or by which the Borrower or its assets are bound, which default may affect the operations, financial condition or business of the Trust or the Fund; (iii) a Default or an Event of Default under this Agreement; and (iv) any default by any obligor under any note or other evidence of Indebtedness payable to the Trust or the Fund.
(j)    Use of Proceeds. The Borrower shall not use the proceeds of the Loans for any purpose that is not permitted under the Fund Statement and the Prospectus. Each and every Loan made hereunder will be used for a business purpose. Neither the Borrower nor the Fund will request any Loan, and neither the Borrower nor the Fund shall use (and the Borrower and the Fund shall ensure that its directors, officers, employees and agents shall not use) the proceeds of any Loan (1) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws or (2) in any manner that would result in the violation of any applicable Sanctions.
(k)    Liens. The Borrower shall not create or permit to exist any Liens with respect to any of the assets or property of the Fund, including, without limitation, the Collateral, whether now owned or hereafter acquired, except Liens in favor of the Bank.
(l)    Investments. The Borrower shall not make, agree to make, or hold any Investment which it is not permitted to make without shareholder (or other owner-member) approval unless such approval has been obtained and shall make only those

Investments which conform with the provisions of the Prospectus. Without limiting the generality of the foregoing, the Borrower shall not permit the Fund to make, agree to make, or hold any Investment which it is not permitted to make without shareholder (or other owner-member) approval (unless such approval has been obtained) and shall comply in all respects with, and shall make only those Investments which conform with, the provisions of the Prospectus relating to the Fund.
(m)    Transfer of Property. The Borrower shall not sell, transfer, convey or lease, any of the assets or property of the Borrower, including, without limitation, the Collateral, other than in the ordinary course of business.
(n)    Change in Structure; Change in Business. The Borrower shall not enter into any business which is substantially different from that presently conducted by the Borrower. The Fund shall maintain itself as a Series separate and apart from any other Series. The Fund shall not enter into a division or any plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws).
(o)    Indebtedness. The Borrower shall not incur or permit to exist any Indebtedness other than Permitted Indebtedness.
(p)    Bank Accounts. Other than accounts with the Bank, the Borrower shall not make or maintain deposits with any bank or similar institution which has any right of set-off, bankers' lien, combination or consolidation of accounts, counterclaim or other similar right under Applicable Law with respect to such deposit.
(q)    Compliance with Agreements. The Trust shall, and shall cause the Fund to, comply with all agreements and instruments to which it is a party or pursuant to which any of its property is encumbered.
(r)    Contracts. The Trust shall not, and shall not permit the Fund to, enter into any agreement, contract or arrangement which would impair or materially adversely affect (i) its right and/or ability to carry on its business (as if the Fund was a separate business) as now conducted or (ii) the Collateral.
(s)    Insurance. The Borrower shall maintain such insurance as is typically maintained by prudent companies in the same line of business as the Borrower, and, without limitation of the generality of the foregoing, shall maintain all insurance required under the Act.
(t)    Waiver. Any variance from the covenants of the Borrower pursuant to this Section 5 shall be permitted only with the prior written consent and/or waiver of the Bank. Any such variance by consent and/or waiver shall relate solely to the variance addressed in such consent and/or waiver, and shall not operate as the Bank's consent and/or waiver to any other variance of the same covenant or other covenants, nor shall it preclude the exercise by the Bank of any power or right under this Agreement, other than with respect to such variance.

(u)    Further Assurances. The Borrower shall take all such further actions and execute all such further documents and instruments as the Bank may at any time reasonably determine may be necessary or desirable to create, perfect, preserve and/or protect or ensure the priority of any Lien or security interest in any Collateral.
(v)    PATRIOT Act and Other Compliance. The Trust, the Borrower, and the Fund shall provide such information and take such actions as are reasonably requested by the Bank in order to assist the Bank in maintaining compliance with the PATRIOT Act and any anti-money laundering laws and regulations.
6.Conditions Precedent.
(a)    Conditions Precedent to the Effective Date. This Agreement shall become effective on the date (the "Effective Date") on which the following conditions precedent shall have been satisfied or waived by the Bank in its sole and absolute discretion:
    (i)    Proof of Action; Incumbency. The Bank shall have received an Officer's Certificate from the Trust dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the Declaration of Trust or other organizational and governing documents of the Trust as in effect as of the Effective Date, (B) that attached thereto is the true and correct copy of the records of all action taken by the Trust to authorize its execution and delivery of this Agreement and the other Loan Documents (and the Loans contemplated hereby and thereby), and (C) as to incumbency, the name, title, and specimen signature and/or email address of each individual who shall be authorized (each an “Authorized Officer”) (1) to sign, in the name of the Borrower, this Agreement and the other Loan Documents, and/or (2) to request Loans and authorize loan repayments, give certificates and notices (including, without limitation, new Officer’s Certificates) and to take other action on behalf of the Borrower under this Agreement. Only Authorized Officers who are duly elected executive officers of the Trust are authorized to provide the Bank with the names of those Authorized Officers to be added to or deleted from status as such Authorized Officers, and/or the names of others authorized to undertake Loan requests and arrange Loan repayments hereunder.
    (ii)    Loan Documents. The Bank shall have received (A) this Agreement fully executed, (B) a fully executed Note, (C) a fully executed Pledge and Security Agreement and (D) a fully executed Securities Account Control Agreement.
    (iii)    Representations and Warranties. The Bank shall have received from the Borrower an Officer's Certificate to the effect that each of the representations and warranties made by the Borrower in this Agreement and in the other Loan Documents is true and correct.
    (iv)    No Default. The Bank shall have received from the Borrower an Officer's Certificate to the effect that no Default or Event of Default is continuing on the Effective Date, or would result from the transactions contemplated to occur on the Effective Date.
    (v)    Opinion. The Borrower shall have delivered to the Bank an opinion of counsel reasonably acceptable to the Bank dated the Effective Date, substantially in the form attached hereto as Exhibit F and made a part hereof.
    (vi)    Form U-1. The Borrower shall have executed and delivered to the Bank in connection herewith a Federal Reserve Form U-1, in form and substance satisfactory to the Bank (“Form U-1”).
    (vii)     Expenses. The Borrower shall have paid to the Bank the fees, expenses and disbursements required to be paid by the Borrower pursuant to Section 8(d) hereof.
    (viii)     Financial Statements. The Borrower shall have provided the Bank with (A) the Fund’s audited financial statements for its most recently ended fiscal year, (B) the then current form of the Prospectus, and (C) the then current form Fund Statement (which may be provided electronically in the manner specified in Section 5(b)).
(b)    Conditions Precedent to Each Loan. Without committing the Bank to make any Loan hereunder, to the extent the Bank in its sole discretion is willing to make such Loan, the making of each Loan to the Borrower is subject satisfaction of each of the following conditions precedent, unless waived by the Bank in its sole and absolute discretion:
    (i)    Loan Request. The Bank shall have received a request for a Loan in compliance with Section 2(c) hereof.
(ii)    Default. Before and after giving effect to such Loan, or any portion thereof, no Default or Event of Default shall have occurred and be continuing.
    (iii)    Representations and Warranties. Before and after giving effect to such Loan or any portion thereof, the representations and warranties of the Borrower set forth herein and in the other Loan Documents shall be true and correct as though made on the date of such Loan.
    (iv)    Adverse Change. There shall have been no material adverse change in the business or financial condition of the Trust or the Fund nor shall there have been a material adverse change in respect of the validity or enforceability or priority of any Liens granted to the Bank under the Loan Documents, in each case, since the Effective Date.

    (v)     Form U-1. The Borrower shall have delivered to the Bank as a supplement to Form U-1 a current list of Collateral that adequately supports the credit extended under this Agreement.
    (vi)    Other Actions. The Borrower shall take such other actions and deliver to the Bank such other documents, certificates and instruments as the Bank may reasonably request to evidence, protect or perfect the Loans and the Collateral therefor.

7.Events of Default. If any of the following events (each, an "Event of Default") shall occur, then the Bank may, by notice to the Borrower, accelerate the Loans and declare them to be, and thereupon the Loans shall become, immediately due and payable (except that upon the occurrence of an Event of Default as described in Section 7(h) or (i) below, the Loans shall be automatically due and payable) and the Borrower may not request further Loans hereunder (or if already requested, may not receive the proceeds of any Loans hereunder), and, regardless of whether or not the Loans shall have been accelerated, the Bank shall have all rights provided herein and in any of the other Loan Documents or otherwise provided by law to realize on the Collateral:
(a)    The Borrower shall not have paid or repaid to the Bank any principal of or any interest on the Loans or any other obligation hereunder or under any of the other Loan Documents when due, whether by reason of demand, acceleration or otherwise; or

(b)    There shall have occurred any other violation or breach of any covenant, agreement or condition contained herein or in any other Loan Document except that, in the event of a Default of the Borrower's obligation to deliver the daily statements required under Section 5(b)(ii), such Default shall not constitute an Event of Default hereunder unless the Bank has notified the Borrower of such Default and the Borrower has not cured such Default within thirty-six (36) hours of receiving such notice; or
(c)    The Borrower shall not have paid when due any other Indebtedness, or the holder of such other Indebtedness shall have declared such Indebtedness due prior to its stated maturity because of the Borrower's default thereunder or the Borrower shall have failed to perform any of its obligations under agreements relating to Indebtedness which failure would, if not cured, give the holder of such Indebtedness the right to accelerate the maturity of such Indebtedness; or
(d)    There shall have occurred any violation or breach of any covenant, agreement or condition contained in any other agreement between the Borrower and the Bank; or
(e)    The Borrower shall not have performed its obligations under any agreement material to its business; or

(f)    Any representation or warranty made or deemed made herein or in any other Loan Document or writing furnished in connection with this Agreement shall have proven to be false when made or when deemed to have been made; or
(g)    The Borrower shall have been unable to pay its debts as they become due; or
(h)    The Borrower shall have made an assignment for the benefit of creditors; or
(i)    The Borrower shall have applied for the appointment of a trustee or receiver for any part of its assets or shall have commenced any proceedings relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or any such application shall have been filed, or any such proceedings shall have commenced, against the Borrower, and either the Borrower shall have indicated its approval, consent or acquiescence thereto or such proceedings shall not have been dismissed within sixty (60) days; or an order shall have been entered appointing such trustee or receiver, or adjudicating the Borrower bankrupt or insolvent, or approving the petition in any such proceedings; or
(j)    Any material part of the Borrower's operations shall have ceased; or
(k)    Any final judgment which, together with other outstanding judgments against the Borrower, causes the aggregate of such judgments to exceed One Hundred Thousand Dollars ($100,000), shall have been rendered against the Borrower; or
(l)    There shall have occurred any material adverse change in the business or financial condition of the Borrower or its ability to repay the Loans or a material adverse change in respect of the value of the Collateral provided by the Borrower or validity or enforceability or priority of any Liens granted to the Bank under the Loan Documents; or
(m)    Tocqueville Asset Management L.P. shall no longer be the Advisor; or
(n)    The Advisor fails to comply with Applicable Law in managing the Fund or if the Advisor, Trust or the Fund becomes subject to any court or Governmental Authority order; or
(o)    Any Change of Control occurs; or
(p)    The Custodian shall no longer be the custodian of the Collateral or the Borrower has evidenced any intent to remove the Custodian from its position as custodian of the securities and financial assets of the Fund; or
8.Miscellaneous.

(a)    Lien; Right of Set-Off. The Borrower hereby grants to the Bank a continuing lien and security interest in and to any and all moneys, securities, and other properties of the Borrower and the proceeds thereof now or hereafter held or received by, or in transit to, the Bank from or for the account of the Borrower, whether for safekeeping, pledge, transmission, collection or otherwise, and also upon any and all deposits (general and special), account balances and credits of the Borrower with the Bank at any time existing. In addition to all statutory rights of the Bank, the Bank is hereby authorized at any time and from time to time, after the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, to set-off, appropriate, apply, and enforce said lien and security interest in any and all items hereinbefore in this clause (a) referred to (and including all account numbers relating thereto), against all obligations of the Borrower arising under this Agreement or any of the other Loan Documents, and the Borrower shall continue to be liable to the Bank for any deficiency with interest at the rate set forth herein.
(b)    Delay. No delay, omission or forbearance on the part of the Bank in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial delay, omission or forbearance in the exercise of any other power or right. The rights and remedies of the Bank herein provided are cumulative, shall be interpreted in all respects in favor of the Bank, and are not exclusive of any other rights and remedies provided by law.
(c)    Notice. Except as otherwise expressly provided in this Agreement, any notice hereunder shall be in writing and shall be given by personal delivery, telecopy, e-mail, or overnight courier or registered or certified mail, postage prepaid, and addressed to the parties at their addresses set forth below:
    Bank:        U.S. Bank National Association
            425 Walnut Street,
            Mail Location CN-OH-W6TC
            Cincinnati, Ohio 45202
            Attention: Shelly L. Allen
            Telephone: (513) 639-6404
            Telecopy: (866) 351-8893
            Email: shelly.allen@usbank.com

    Borrower:    The Tocqueville Trust
            40 West 57th Street, 19th Floor
            New York, New York 10019
            Attention: Robert W. Kleinschmidt
            Telephone: (212) 698-0849
            Email: rwk@tocqueville.com

The Borrower or the Bank may, by written notice to the other as provided herein, designate another address or number for purposes hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or e-mail or on the date five (5) Business Days after dispatch by certified or registered mail if mailed (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8(c) or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8(c).
(d)    Expenses; Indemnity. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Bank and its employees (including reasonable attorneys’ fees, charges, and other legal expenses of outside counsel (determined on the basis of such attorneys’ generally approved rates, which may be higher than the rates such attorneys charge the Bank in certain unrelated matters), but excluding the salaries of the Bank's own employees) incurred by the Bank in entering into and closing this Agreement and preparing the documentation in connection herewith, and administering or enforcing the obligations of the Borrower hereunder or under any of the other Loan Documents, and the Borrower agrees to pay the Bank upon demand for the same. The Borrower further agrees to defend, indemnify and hold the Bank harmless from any liability, obligation, cost, damage or expense, including attorneys’ fees and legal expenses for taxes, fees or third party claims which may arise or be related to the execution, delivery or performance of this Agreement or any of the other Loan Documents, except in the case of gross negligence or willful misconduct on the part of the Bank.
(e)    Survival. All covenants and agreements of the Borrower made herein or otherwise in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall remain in effect so long as any obligations of the Borrower are outstanding hereunder or under any of the other Loan Documents. The obligations of the Borrower set forth in Sections 3(c), 3(d) and 8(d) shall survive the termination of this Agreement and repayment of the Obligations.
(f)    Severability. Any provision of this Agreement or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability or such provision in any other jurisdiction.
(g)    Governing Law. The Loans shall be deemed made in Ohio and this Agreement and all of the other Loan Documents, and all of the rights and obligations of the Borrower and the Bank hereunder and thereunder, shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity, and performance. Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and/or the Collateral, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to the Loans and/or this Agreement and/or any of the other Loan Documents shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The

Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to the transactions contemplated hereunder or under any of the other Loan Documents. The interest rate and all other terms of the Loans negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.
(h)    Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower shall not assign its rights or delegate its duties hereunder or under any other Loan Document without the prior written consent of the Bank. The Bank may, at any time, without the consent of the Trust or Borrower, sell, assign, transfer, grant participations in, or otherwise dispose of any portion of its rights and obligations under the Loan Documents to any other Person and may provide information regarding the Trust, the Borrower, the Loan Documents and/or the Obligations to prospective assignees, transferees and participants.
(i)    Amendment. This Agreement may not be modified or amended except in writing signed by authorized officers of the Bank and the Borrower.
(j)    Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
(k)    Limitations. It is acknowledged and agreed that (i) the Borrower is a business trust entering into this Agreement and the other Loan Documents solely on behalf of the Fund which is a Series of such business trust and not on behalf of any other Series, and (ii) notwithstanding anything else herein or in any other Loan Document to the contrary (A) the Loan Documents do not create obligations of the Borrower independent of the Fund, and (B) the obligations of the Borrower under this Agreement and the other Loan Documents are limited to causing the Fund to comply with the terms and conditions hereof and thereof, and (C) the obligations arising out of this Agreement and the other Loan Documents are binding upon the assets and property of the Fund, as a Series of the Borrower on whose behalf the Borrower, as a business trust has executed this Agreement and the other Loan Documents, and (D) no other Series has any liability for any of the Obligations.
(l)    USA PATRIOT Act Notification. The following notification is provided to the Trust, the Borrower, and the Fund pursuant to Section 326 of the PATRIOT Act: The Bank hereby notifies the Trust, the Borrower, and the Fund that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Trust, the Borrower, and the Fund, which information includes the name and address of the Trust, the Borrower, and the Fund and other information that will allow the Bank to identify the Trust, the Borrower, and the Fund in accordance with the PATRIOT Act.
(m)    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The foregoing sentence shall also apply to each other Loan Document.
(n)    Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of the Borrower, the Bank may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrower and any other parties thereto. The Bank may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Bank’s possession constituting an “authoritative copy” under UETA. If the Bank agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Bank agrees, in its sole discretion, to accept any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other states laws based on, or similar in effect to, such acts. The Bank may rely on any such electronic signatures without further inquiry.
    (o)    Termination.

    (i)    The Borrower may terminate this Agreement and the other Loan Documents at any time by providing written notice to the Bank so long as at the time of termination there shall be no outstanding Obligations. Upon such termination, the Bank shall provide such Lien release documents and satisfactions as the Borrower may reasonably request, but without recourse or warranty to the Bank, at the sole expense of the Borrower. Upon termination, all obligations shall terminate other than indemnity obligations set forth in the Loan Documents which shall survive termination.

    (ii)    The provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Bank, or is repaid by the Bank in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. The provisions of this Section 8(o)(ii) shall survive the repayment of the Obligations and the termination or expiration of this Agreement in any manner.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE BANK:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Lissets Garcia
Name:	Lissets Garcia
Title:	Vice President

THE BORROWER:

THE TOCQUEVILLE TRUST, a Massachusetts business trust, on behalf of its Series The Tocqueville Fund

By:	/s/ Cleo Kotis
Name:	Cleo Kotis
Title:	Secretary

EXHIBITS:

A - Form of Pledge and Security Agreement
B - Form of Securities Account Control Agreement
C - Form of Note
D - Form of Loan Request
E - Form of Officer's Certificate
F - Form of Opinion of Counsel

EXHIBIT A
PLEDGE AND SECURITY AGREEMENT

    THIS PLEDGE AND SECURITY AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this "Agreement") is made and entered into as of the 16th day of January, 2024, by and between THE TOCQUEVILLE TRUST, a Massachusetts business trust (the “Trust”), not individually, but solely on behalf of the Fund (as hereinafter defined) (the Trust acting on behalf of the Fund shall be referred to as the "Debtor"), and U.S. BANK NATIONAL ASSOCIATION (the "Secured Party"), as follows:

    1.    Security Interest. To secure the prompt payment of all of the Debtor's liabilities, obligations and indebtedness to the Secured Party under that certain Loan Agreement between the Secured Party and the Debtor with respect to The Tocqueville Fund (the "Fund") dated as of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement") and all of the other Loan Documents (as defined in the Loan Agreement), including without limitation, pursuant to any ISDA Master Agreement (and all Schedules thereto) and any other foreign exchange, interest rate or other derivative agreements entered into with the Secured Party, or otherwise incurred in connection with the Fund, whether heretofore, now or hereafter arising and howsoever evidenced, whether primary or secondary, or absolute or contingent, and whether arising under written or oral agreement or by operation of law, and the prompt, full and faithful performance of the obligations of the Debtor under any documents or instruments executed or delivered in connection with any such liabilities, obligations and indebtedness (all of such liabilities, obligations and indebtedness being sometimes collectively referred to herein as the "Obligations", the Debtor hereby grants to the Secured Party a continuing first priority lien and security interest in and right of setoff against all of the Debtor's rights, title, and interest, including without limitation the Debtor's securities entitlement (as such term is defined in Article 8 of the Uniform Commercial Code as adopted in the State of Ohio (the "UCC")), in and to the following described securities account (as such term is defined in Article 8 of the UCC) held by U.S. Bank National Association, as custodian (the "Custodian"): account number 000014627100 in the name The Tocqueville Fund and including all name changes to such account and all subaccounts thereof (collectively, the "Securities Account"), together with all of the Debtor's rights, title, and interest in and to all securities and financial assets (as such terms are defined in Article 8 of the UCC) therein and all principal, interest, distributions, dividends (whether cash or stock), income, earnings, cash and other rights at any time received or receivable or otherwise distributed in respect of or in exchange therefor, and all additions to, all replacements of, all substitutions for, and all proceeds of any or all of the foregoing (all of the foregoing being sometimes collectively referred to herein as the "Collateral"). The Secured Party may also prepare and file on behalf of the
1

Debtor appropriate UCC-1 financing statements evidencing the Secured Party’s interest in the Collateral under Article 9 of the UCC.

    2.    Representations, Warranties and Covenants. The Debtor represents and warrants to the Secured Party, and covenants with the Secured Party, which representations, warranties, and covenants shall be continuing so long as any Obligations remain outstanding or this Agreement or any other Loan Document, or any of the Secured Party's rights and remedies under any of them, remain in effect, that:

        (a)    The Debtor has and will continue to maintain a securities entitlement to the Collateral, free and clear of all liens, security interests, setoffs, and adverse claims whatsoever, except for the security interest of the Secured Party hereunder, and except that the Custodian may set off (i) all amounts due to the Custodian in respect of its customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds.

        (b)    The Debtor has not entered into and shall not enter into a control agreement with respect to the Collateral in favor of any party other than the Secured Party, and no financing statement covering any of the Collateral is or shall be on file against the Debtor in any public office except in favor of the Secured Party.

        (c)    Until such time as the Custodian receives from the Secured Party a Notice of Sole Control, as defined in the Securities Account Control Agreement dated as of the date hereof among the Secured Party, the Debtor and the Custodian with respect to the Fund (the "Control Agreement"), but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, the Debtor shall direct the Custodian with respect to the voting of the Collateral and may direct the Custodian with respect to substitution and disposition of Collateral and otherwise provide instructions and entitlement orders to the Custodian with respect to the Collateral. The Debtor acknowledges and agrees that the rights set forth in the preceding sentence are not exclusive to the Debtor, but shall be in addition to the right of the Secured Party to provide entitlement orders to the Custodian at any time as provided in the Control Agreement. The Secured Party shall have the right to give a Notice of Sole Control at any time, but only if an Event of Default (as hereinafter defined) has occurred or then exists.

        (d)    The Debtor shall defend the Collateral against the claims and demands of all persons and shall pay promptly all taxes and assessments with respect to the Collateral.

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        (e)    At its option, the Secured Party may discharge taxes, liens, security interests and other claims against the Collateral and may pay for the maintenance, preservation, and protection thereof, including costs and expenses incidental to any actions undertaken by the Secured Party pursuant to Section 4 hereof, and the Debtor shall reimburse the Secured Party on demand for any payments so made, which payments by the Secured Party shall become part of the Obligations secured hereby.

        (f)    The Debtor shall from time to time execute such documents and instruments, including without limitation financing statements, in form and substance satisfactory to the Secured Party (and pay the cost of filing or recording them in whatever public offices the Secured Party reasonably deems necessary) and perform such other acts as the Secured Party may reasonably request from time to time to perfect and maintain a valid first priority security interest in the Collateral. The Debtor hereby expressly grants the Secured Party a power of attorney, and appoints and constitutes the Secured Party as Debtor's agent, for the purpose and with the power to sign on behalf of the Debtor in the Debtor's name, one or more financing statements covering any of the Collateral described herein.

    3.    Events of Default. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Agreement.

    4. Remedies.

        (a)    Upon the occurrence of any Event of Default by Debtor hereunder and at any time thereafter, while such Event of Default is continuing, the Secured Party shall have, in addition to all other rights and remedies available by agreement, at law or in equity, the rights and remedies of a secured party under the UCC, including without limitation the right to accelerate the maturity of the Obligations, without notice or demand, to take possession of the Collateral and any proceeds thereof wherever located, and to sell and/or liquidate the Collateral. Without limiting the generality of the foregoing, in its discretion and without notice to or consent of the Debtor, the Secured Party may take any one or more of the following actions (and the Secured Party is hereby irrevocably appointed the Debtor's attorney-in-fact to accomplish this), without liability except to account for property actually received by it: (i) give a Notice of Sole Control and give instructions and/or entitlement orders (as such terms are defined in Article 8 of the UCC) in regard to or in connection with the Securities Account, including any instructions to transfer, sell, redeem, close open trades or otherwise liquidate securities and financial assets in the Securities Account; (ii) transfer to or register in its name or the name of its designated custodian or nominee any of the Collateral, with or without indication of the security interest herein created, and whether or not so transferred or registered, exercise or cause to be exercised all voting rights with respect thereto, and receive the income, dividends, and other distributions thereon and hold them
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or apply them to the Obligations in any order of priority; (iii) exchange any of the Collateral for other property upon a reorganization, recapitalization, or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depository upon such terms as the Secured Party may determine; (iv) in its name or in the name of the Debtor demand, sue for, collect, or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse notes, checks, drafts, money orders, or other evidences of payment; and (v) make any compromise or settlement deemed advisable with respect to any of the Collateral. The Debtor shall, and hereby authorizes any securities intermediary with respect to the Collateral to, make the Collateral available to the Secured Party, following the occurrence and during the continuance of an Event of Default, at a place to be designated by the Secured Party that is reasonably convenient for both parties. The Secured Party may sell the Collateral, or any part thereof, at any public or private sale, upon credit or for future delivery, and at such price or prices as the Secured Party may deem appropriate, and the Secured Party may be the purchaser of any or all of the Collateral and thereafter may hold the same, absolutely, free from any right or claim of whatever kind. If notice is required, the Secured Party shall give to the Debtor at least five (5) days' prior written notice of the time and place of any public sale of any Collateral or of the time after which any private sale or any other intended disposition is to be made. The Secured Party shall also be entitled upon the occurrence of any Event of Default, without notice or demand and to the extent permitted by law, to have a receiver appointed to take charge of all or any part of the Collateral, exercising all of the rights granted to the Secured Party in such this Section 4.

        (b)    If the Secured Party in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Collateral, the Secured Party may sell such Collateral privately or in any other manner deemed advisable by the Secured Party at such price or prices as the Secured Party determines in its sole discretion. The Debtor recognizes that such prohibition or restriction may cause the Collateral to have less value than it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held. On any sale of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that may be advised by counsel is necessary to avoid any violation of applicable law or in order to obtain any required approval of the purchaser by any governmental regulatory authority or officer or court.

        (c)    The Secured Party, instead of exercising any power of sale herein conferred upon it, may proceed by suit at law or in equity to foreclose this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court of competent jurisdiction.

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        (d)    To the extent allowed by law, the Debtor shall pay the Secured Party all expenses of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses, and such costs shall be paid out of the proceeds of disposition of the Collateral.

        (e)    The proceeds of disposition of the Collateral shall be applied to the Obligations in such manner and order of priority as the Secured Party may determine.

        (f)    The Secured Party shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to the Secured Party in this Agreement, and shall not be responsible for any failure to do so or delay in so doing.

        (g)    The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Debtor shall request, but failure to honor any such request shall not of itself be deemed a failure to exercise reasonable care. The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties nor to protect, preserve, or maintain any security interest given to secure the Obligations.

    5.    Miscellaneous.

        (a)    Each of the rights, powers, and remedies provided herein or now or hereafter existing at law or in equity or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or now or hereafter existing at law or in equity or otherwise. The exercise of any such rights, powers, or remedies shall not preclude the simultaneous or later exercise of any or all other such rights, powers, or remedies.

        (b)    No default shall be waived by the Secured Party except in writing and no waiver of any payment or other right under this Agreement shall operate as a waiver of any other payment or right.

        (c)    The Debtor shall pay all fees and expenses, including without limitation reasonable attorneys' fees and expenses, incurred by the Secured Party in acting hereunder or in connection herewith.

        (d)    The Secured Party may assign, transfer, or deliver any of the Collateral to any transferee of any of the Obligations, and thereafter shall be fully discharged from all responsibility with respect to such Collateral. Such transferee shall be vested with all the powers and rights and obligations of the Secured Party hereunder
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with respect to such Collateral, but the Secured Party shall retain all rights, powers and obligations hereunder with respect to any of the Collateral remaining.

        (e)    Without affecting any obligations of the Debtor under this Agreement, the Secured Party without notice or demand may renew, extend, or otherwise change any of the terms or conditions of any of the Obligations, release any of the Collateral or other security for the Obligations, and add or release any guarantor, endorser, surety, or other party to any of the Obligations.

        (f)    Except as otherwise expressly provided in this Agreement, any consent, notice or other communication required or contemplated by this Agreement shall be in writing and shall be hand delivered, or sent by facsimile, telecopy, e-mail, overnight courier or United States mail, registered or certified with postage prepaid, addressed to the parties at their addresses set forth below:

    Debtor:        The Tocqueville Trust
                40 West 57th Street, 19th Floor
                New York, New York 10019
                Attention: Robert W. Kleinschmidt
                Telephone: (212) 698-0849
                Email: rwk@tocqueville.com

    Secured Party:    U.S. Bank National Association
        425 Walnut Street, Mail Location CN-OH-W6TC
        Cincinnati, Ohio 45202
        Attention: Shelly L. Allen
        Tel: (513) 639-6404
        Fax: (866) 351-8893
        Email: shelly.allen@usbank.com

Either party may change its address for notices in the manner set forth above. All notices and other communications given to either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or e-mail, or on the date five (5) Business Days after dispatch by certified or registered mail (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5(f) or in accordance with the latest unrevoked directions from such party in accordance with this Section 5(f).

        (g)    A carbon, photographic, or other reproduction of this Agreement or a financing statement shall be sufficient as a financing statement.

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        (h)    The Debtor hereby authorizes each city, county, state, or federal government to release to the Secured Party all information which the Secured Party may request pertaining to any sales, use or other taxes imposed by such governmental entity with respect to the Collateral. Any such governmental entity may retain a copy of this Agreement.

        (i)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        (j)    The invalidity, illegality, or unenforceability of any provision of this Agreement shall not affect the validity, legality, or enforceability of any of the other provisions of this Agreement, which shall remain in full force and effect.

        (k)    Capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement.

        (l)    This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, including without limitation the laws thereof with respect to perfection, the effect of perfection and non-perfection, and the priority of security interests, and subject to the venue limitations of the Loan Agreement.

        (m)    Upon payment and performance in full of the Obligations and termination of the Loan Agreement, the Secured Party shall release its rights and interest in the Collateral and this Agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

THE TOCQUEVILLE TRUST, a        U.S. BANK NATIONAL ASSOCIATION
Massachusetts business trust, on behalf         (the "Secured Party")
of its Series The Tocqueville Fund
(the “Debtor”)

By:         By:
Name: Cleo Kotis        Name: Lissets Garcia
Title: Secretary        Title: Vice President
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EXHIBIT B

    SECURITIES ACCOUNT CONTROL AGREEMENT

    This Securities Account Control Agreement (as amended, restated, supplemented, or otherwise modified from time to time, this "Agreement") is made and entered into as of January 16, 2024 among THE TOCQUEVILLE TRUST, a Massachusetts business trust (the “Trust”), not individually, but solely on behalf of the Fund (as hereinafter defined) (the Trust acting on behalf of the Fund shall be referred to as the "Debtor"), U.S. BANK NATIONAL ASSOCIATION, as lender (the "Secured Party"), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as custodian (the "Custodian"). Capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement with respect to The Tocqueville Fund (the "Fund") dated as of even date herewith between the Debtor and the Secured Party (as amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of Ohio.

    W I T N E S S E T H:

    WHEREAS, the Debtor is a mutual fund and the Financial Assets in the Securities Account (as such terms are hereinafter defined) are assets of the Debtor and the Debtor has full authority to borrow moneys and to grant a security interest to the Secured Party in the Financial Assets contained in the Securities Account;

    WHEREAS, the Secured Party and the Debtor have entered into the Loan Agreement, pursuant to which the Secured Party, in its sole discretion, may make certain loans to the Debtor;

    WHEREAS, as a condition to making such loans the Debtor must provide to the Secured Party a first priority lien and perfected security interest in the Securities Account; and

    WHEREAS, the parties are entering into this Agreement for the purpose of perfecting the Secured Party's security interest in the Securities Account by granting the Secured Party control over the Securities Account.

    NOW, THEREFORE, in consideration of the mutual agreements herein made, the Debtor, the Secured Party and the Custodian hereby agree as follows:

    Section 1. Establishment of Securities Account. The Custodian hereby confirms that (i) the Custodian has established account number 000014627100 in the
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name The Tocqueville Fund (such account and any successor account, the "Securities Account"), (ii) the Securities Account is an account to which Financial Assets are or may be credited, and the Custodian shall, subject to the terms of this Agreement, treat the Secured Party as entitled to exercise the rights that comprise any Financial Asset credited to the Securities Account, (iii) all property delivered to the Custodian by or on behalf of the Debtor will be promptly credited to the Securities Account and (iv) all securities or other property underlying any Financial Assets credited to the Securities Account shall be registered in the name of the Custodian and in no case will any Financial Asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor.

    Section 2. Financial Assets Election. The Custodian hereby agrees that each item of property (whether investment property, financial asset, security, instrument, or cash) credited to the Securities Account (collectively, the "Financial Assets") shall be treated as a "financial asset" within the meaning of Article 8 of the UCC.

    Section 3. Entitlement Orders. If at any time the Custodian shall receive any entitlement order (as such term is defined in Article 8 of the UCC) from the Secured Party directing transfer or redemption of any Financial Asset relating to the Securities Account, including any instructions to transfer, sell, redeem, close open trades, or otherwise liquidate assets in the Securities Account, the Custodian agrees that it shall comply with such entitlement order without further consent by the Debtor or any other person.

    Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Custodian has or subsequently obtains by agreement, operation of law, or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Custodian hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The Financial Assets and other items deposited in the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Custodian may set off (i) all amounts due to the Custodian in respect of its customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

    Section 5. Choice of Law. This Agreement shall be governed by the laws of the State of Ohio, including, without limitation, the laws thereof with respect to perfection, the effect of perfection and non-perfection, and the priority of security interests. Regardless of any provision in any other agreement, for purposes of the UCC, Ohio shall be deemed to be the Custodian's jurisdiction.

    Section 6.     Indemnification. The Debtor hereby agrees to indemnify and hold harmless the Custodian and its affiliates, officers, directors, employees, and agents from and against any and all claims, expenses, causes of action, liabilities, lawsuits, and
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damages, including without limitation court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or the Securities Account, except such as may arise from the gross negligence or willful misconduct of the Custodian.

    Section 7. Conflict with Other Agreements. This Agreement supplements the Debtor's existing agreements with the Custodian and in no way is this Agreement intended to abridge any rights that the Custodian might otherwise have, except as expressly provided herein. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into between the Custodian and the Debtor, the terms of this Agreement shall prevail and the Secured Party's security interest in the Securities Account will be prior to any other security interest therein.

    Section 8. Amendments; Waiver. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

    Section 9. Notice of Adverse Claims. Except for the claims and interest of the Secured Party and of the Debtor in the Securities Account, the Custodian does not know of any claim to, or interest in, the Securities Account or in any Financial Asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution, or similar process) against the Securities Account or in any Financial Asset carried therein, the Custodian will promptly notify the Secured Party and the Debtor thereof. Furthermore, the Debtor agrees that it will not enter into any agreement or document purporting to grant any security interest in the Securities Account without the prior written consent of the Secured Party.

    Section 10. Loans. The Secured Party agrees to notify the Custodian each time there is an increase or decrease in the outstanding principal balance of the Loans under the Loan Agreement.

    Section 11. Maintenance of Securities Account. In addition to, and not in lieu of, the obligation of the Custodian to honor entitlement orders as agreed in Section 3 hereof, the Custodian agrees to maintain the Securities Account as follows:

        (i)    Notice of Sole Control. If at any time the Secured Party delivers to the Custodian a Notice of Sole Control in substantially the form set forth in Exhibit A hereto (a "Notice of Sole Control"), the Custodian agrees that after receipt of such notice, it will take all directions, instructions and entitlement orders with respect to the Securities Account specified in the Notice of Sole Control and the Financial Assets therein solely from the Secured Party without notice to or consent of the Debtor.

        (ii)    Voting Rights. Until such time as the Custodian receives a Notice of Sole Control from the Secured Party, but at no time thereafter unless the
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Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, the Debtor shall direct the Custodian with respect to the voting of Financial Assets credited to the Securities Account.

        (iii)    Trading Instructions. Until such time as the Custodian receives a Notice of Sole Control from the Secured Party, but at no time thereafter unless the Secured Party has provided written notice to the Custodian of revocation of such Notice of Sole Control, the Debtor may direct the Custodian with respect to substitution and disposition of Financial Assets held in the Securities Account and otherwise provide instructions and entitlement orders to the Custodian with respect to Financial Assets in the Securities Account; provided, however, that the Custodian shall not act in accordance with any such directions, instructions or entitlement orders to the extent that doing so would cause the outstanding principal balance of the Loans under the Loan Agreement to exceed the Available Facility (as defined in the Loan Agreement).

        (iv)    Notices, Statements and Confirmations. The Custodian shall promptly notify the Secured Party on any Business Day that the outstanding principal balance of the Loans exceeds the Available Facility. In addition, the Custodian will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any Financial Assets credited thereto to the Secured Party at its address set forth in Section 15 of this Agreement upon request by the Secured Party from time to time.

        (v)    Tax Reporting. All items of income, gain expenses and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

    Section 12. Limited Responsibility. The Custodian shall have no responsibility or liability to the Secured Party for accepting and processing instructions related to trading and voting in the Securities Account prior to delivery to the Custodian of a Notice of Sole Control, and shall have no responsibility or liability to the Secured Party with respect to the value of the Securities Account or any asset therein. The Custodian shall have no responsibility or liability to the Debtor for complying with instructions or entitlement orders concerning the Securities Account which are originated by the Secured Party. The Custodian shall have no duty to investigate or make any determination as to whether a default exists under any agreement between the Secured Party and the Debtor or as to whether the Secured Party is authorized to give a Notice of Sole Control. This Agreement does not create any obligation or duty of the Custodian other than those expressly set forth herein.

    Section 13. Representations, Warranties and Covenants of the Custodian. The Custodian hereby makes the following representations, warranties and covenants:

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        (i)    The Securities Account has been established as set forth in Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement. The Custodian shall not change the name or account number of the Securities Account without the prior written consent of the Secured Party.

        (ii)    No Financial Asset is or will be registered in the name of Debtor, payable to its order, or specially endorsed to it.

        (iii)    This Securities Account Control Agreement is the valid and legally binding obligation of the Custodian and enforceable against the Custodian in accordance with its terms.

        (iv)    The Custodian has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders of such person. The Custodian has not entered into any other agreement with the Debtor purporting to limit or condition the obligation of the Custodian to comply with entitlement orders as set forth in Section 3 hereof.

    Section 14. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

    Section 15. Notices. Except as otherwise expressly provided in this Agreement, any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered in person, or sent by telecopy, e-mail, overnight courier or certified or registered United States mail, postage prepaid, addressed to the party at its address set forth below:

    Debtor:        The Tocqueville Trust
                40 West 57th Street, 19th Floor
                New York, New York 10019
                Attention: Robert W. Kleinschmidt
                Telephone: (212) 698-0849
                Email: rwk@tocqueville.com
    Secured Party:    U.S. Bank National Association
        425 Walnut Street, Mail Location CN-OH-W6TC
        Cincinnati, Ohio 45202
        Attention: Shelly L. Allen
        Tel: (513) 639-6404
        Fax: (866) 351-8893
        E-mail: shelly.allen@usbank.com

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    Custodian:     U.S. Bank National Association
        Institutional Custody Services
        425 Walnut Street, Mail Location CN-OH-W6TC
        Cincinnati, Ohio 45202
        Attention: Jeffrey Eschenbrenner
        Tel: (513) 309-3883
        E-mail: jeffrey.eschenbrenner@usbank.com
        Fax: (866) 708-6046

    Any party may change its address for notices in the manner set forth above. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or e-mail or on the date five (5) Business Days after dispatch by certified or registered mail if mailed (or, if sooner, on the date of actual receipt), in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 15 or in accordance with the latest unrevoked directions from such party given in accordance with this Section 15.

    Section 16. Termination. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interest in the Securities Account and are powers coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time. The obligations of the Custodian hereunder shall continue in effect until the security interest of the Secured Party in the Securities Account has been terminated and the Secured Party has notified the Custodian of such termination in writing.

    Section 17. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

    Section 18. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement, which shall remain in full force and effect.
[Signatures on following page]

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    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date set forth above.

THE TOCQUEVILLE TRUST, a Massachusetts business trust, on behalf of its Series The Tocqueville Fund (as Debtor)		U.S. BANK NATIONAL ASSOCIATION (as Secured Party)

By:		By:
Name:	Cleo Kotis	Name:	Lissets Garcia
Title:	Secretary	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION (as Custodian)

By:
		Name:	Jeffrey Eschenbrenner
Name:
		Title:	Assistant Vice President
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    EXHIBIT A

    U.S. BANK NATIONAL ASSOCIATION

    [Date]

U.S. Bank National Association, as Custodian
Institutional Custody Services
425 Walnut Street, M.L. CN-OH-W6TC
Cincinnati, Ohio 45202

Attention: ____________________

        Re:    Notice of Sole Control

Ladies and Gentlemen:

        As referenced in the Securities Account Control Agreement with respect to The Tocqueville Fund, dated January 16, 2024, among The Tocqueville Trust, us, as Secured Party, and you as Custodian (a copy of which is attached), we hereby give you notice of our exercise of sole control over Securities Account number __________________ (the "Securities Account") and all Financial Assets credited thereto. You are hereby instructed not to accept any directions, instructions, or entitlement orders with respect to the Securities Account or the Financial Assets credited thereto from any person other than the Secured Party, unless otherwise ordered by a court of competent jurisdiction.

        You are instructed to deliver a copy of this notice by facsimile or e-mail transmission to _______________________, Attn: _____________________, at _______________ (fax) or ______________(e-mail).

        Very truly yours,

        U.S. BANK NATIONAL ASSOCIATION,
        as Secured Party

        By:
        Name:
        Title:
cc:    ________________

EXHIBIT C
PROMISSORY NOTE

$40,000,000.00 Cincinnati, Ohio
                                 January 16, 2024

THE TOCQUEVILLE TRUST, a Massachusetts business trust (the "Trust"), not individually, but solely on behalf of its Series The Tocqueville Fund (the “Fund”) (the Trust acting on behalf of the Fund shall be referred to as the “Borrower”) for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), or its successors or assigns, on or before January 14, 2025 or such earlier date specified in the Loan Agreement as the Maturity Date ("Maturity Date"), the principal sum of FORTY MILLION AND 00/100 Dollars ($40,000,000.00), or such portion thereof as may be outstanding from time to time as Loans to the Borrower under the hereinafter-described Loan Agreement, together with interest thereon as hereinafter provided.
This Promissory Note (this “Note”) is the "Note" to which reference is made in the Loan Agreement of even date between the Borrower and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") and is subject to the terms and conditions thereof, including without limitation the terms thereof providing for acceleration of maturity of the loans made by the Bank to the Borrower under the Loan Agreement and evidenced by this Note (the "Loans").
This Note shall bear interest at a rate per annum equal to the greater of zero percent (0.0%) and the Prime Rate minus one-half percent (0.50%), which interest shall be payable monthly, in arrears, commencing on February 1, 2024 and on the 1st day of each month thereafter, and on the date specified in clause (b) of the definition of Maturity Date; provided that the Borrower may at its option pay such interest whenever all or any part of the Loans are due, whether on the Maturity Date, by virtue of a mandatory prepayment, or by reason of demand, acceleration or otherwise (on the amount then due) and whenever the Borrower repays all or part of the Loans as a voluntary prepayment. Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.
As used herein, the term “Prime Rate” shall mean the rate which the Bank announces as its prime lending rate, as in effect from time to time. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial or other loans at rates of interest at, above, or below the Prime Rate.
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The principal of this Note is subject to mandatory prepayments, as follows: (i) if the aggregate principal amount of the Loans outstanding exceeds the Available Facility at any time, such excess shall be immediately due and payable and (ii) the principal of this Note shall be due and payable in full on the Maturity Date and, if earlier, the date on which the Loans become due, whether by virtue of demand, acceleration or otherwise. This Note may be voluntarily prepaid in whole or in part at any time, without premium or penalty; provided, however that each prepayment of principal shall be in an amount equal to no less than, $1,000.00 (or, if less, the outstanding balance of this Note).
If any payment is not made within ten (10) days after the date due, the Borrower shall pay the Bank an amount equal to five percent (5%) of such payment or $50.00, whichever is greater.
An "Event of Default" as described in the Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, the Bank shall have all rights and remedies provided herein, in the Loan Agreement and otherwise available at law or in equity. At the option of the Bank, upon the occurrence and during the continuance of any Event of Default, this Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest prior to the occurrence of such Event of Default) payable on demand at a rate equal to three percent (3%) per annum in excess of the otherwise applicable rate.
All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, M.L. CN-OH-W6TC, or at such other place as may be designated by the holder hereof to the Borrower in writing. The Borrower authorizes the Bank to charge any account, in the name of the Fund, or charge or increase any loan balance of the Borrower at the Bank for the amount of any interest or principal payments due to the Bank hereunder. The Bank is further authorized by the Borrower to enter from time to time the balance of this Note and all payments thereon on the reverse of this Note or in the Bank's regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the principal amount owing to the Bank and unpaid on this Note, absent manifest error.
The Borrower’s obligations under this Note are subject to the limitations set forth in Section 8(k) of the Loan Agreement, which provisions are incorporated by reference as if set forth in full herein. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used but not defined herein shall have the same meanings herein as in the Loan Agreement.
IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance.
3

Without limitation on the ability of the Bank to exercise all of its rights as to the Collateral provided by the Borrower or to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the United States District Court for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by registered or certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The Borrower and the Bank hereby waive all rights to trial by jury in any proceeding arising out of or related to this Note. The interest rate and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.
Presentment for payment, notice of dishonor, protest, demand, notice of protest and all other notices are hereby waived.

THE TOCQUEVILLE TRUST, a Massachusetts business trust, on behalf of its Series The Tocqueville Fund

By:
Name: Cleo Kotis
Title: Secretary

4

EXHIBIT D
FORM OF LOAN REQUEST

U.S. Bank, National Association
425 Walnut Street, M.L. CN-OH-W6TC
Cincinnati, OH 45202
Attention: Shelly L. Allen

Ladies and Gentlemen:

This loan request is delivered to you pursuant to Section 2(c) of that certain Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of January 16, 2024 between U.S. Bank National Association (the "Bank") and The Tocqueville Trust, a Massachusetts business trust (the “Trust”), not individually, but solely on behalf of its Series The Tocqueville Fund (the “Fund”) (the Trust acting on behalf of the Fund shall be referred to as the “Borrower”). Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Loan Agreement unless the context otherwise requires.
The Borrower hereby [requests][confirms the verbal request made by the Borrower prior to 2:00 p.m. on the date hereof for] a Loan on this date from the Bank in the aggregate principal amount of $ . The Borrower hereby certifies, represents and warrants that on the date hereof, both before and after giving effect to the requested Loan or any portion thereof:
(a) The aggregate principal amount of the Loans outstanding does not and will not exceed the Available Facility;
(b) No Default or Event of Default has occurred and is continuing, nor will the making of such Loan cause a Default or Event of Default to occur;
(c) All representations and warranties set forth in the Loan Documents are and will be true and correct as though made on the date hereof;
(d) Since the Effective Date, there has not been and there will not be any material adverse change in the business or financial condition of the Borrower or the Fund, nor has there been nor will there be a material adverse change in respect of the validity or enforceability or priority of any Liens granted to the Bank under the Loan Documents;
(e) The proceeds of the Loans will not be used for any purpose that is not permitted under the Loan Agreement, Fund Statement and/or the Prospectus; and
(f) Upon receipt by the Bank of this loan request, all conditions set forth in Section 6(b) of the Loan Agreement will have been satisfied.

5

    IN WITNESS WHEREOF, the Borrower has caused this loan request to be executed and delivered by its duly Authorized Officer as of this day of
_________________ .

                THE TOCQUEVILLE TRUST, on
behalf of its Series The Tocqueville Fund

                        By:                         _____

                        Name:                        _____

                        Title:                         _____

6

EXHIBIT E
OFFICER'S CERTIFICATE

THE TOCQUEVILLE TRUST, a Massachusetts business trust (the “Trust”), is entering into and/or continuing a loan transaction with U.S. BANK NATIONAL ASSOCIATION (the "Bank") pursuant to a loan agreement effective as of even date herewith (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined have the respective meanings ascribed to such terms in the Loan Agreement. In that connection, the undersigned certifies:
1.    Attached hereto as Schedule 1 is a true copy of the Declaration of Trust of the Trust, as amended, on file in the office of the Secretary of State of Massachusetts which has not been modified, rescinded or superseded and remains in full force and effect as of the date hereof.
2.    Attached hereto as Schedule 2 is a true copy of the duly adopted By-Laws of the Trust, which has not been modified, rescinded or superseded and remains in full force and effect as of the date hereof.]
3.    Attached hereto as Schedule 3 are true copies of certain resolutions authorizing the loan transactions which were duly adopted by the Board of Trustees of the Trust, and which have not been amended, rescinded or superseded and remain in full force and effect as of the date hereof.
4.    The Trust is not a party to any agreement that adversely affects, or would be violated by its entering into, the loan transactions and any document or instrument related thereto.
5.    The execution and delivery of such loan facility documents (A) does not violate or constitute on the part of the Trust a breach or default under (i) the Declaration of Trust or other organizational or governing documents or the Fund’s Fund Statement or Prospectus, (ii) any applicable provision of statutory law or regulations, (iii) any order, judgment or decree of any court, governmental agency or authority, or (iv) any agreement with any third party, and (B) does not require the approval or consent of any governmental body or other person.
6.    No Event of Default (as defined in Section 7 of the Loan Agreement) or any event which, with the passage of time or the giving of notice, might mature into an Event of Default has occurred or is continuing as of the date hereof.
7.    The representations and warranties in Section 4 of the Loan Agreement are true and correct as of the date hereof (except for those limited to or expressed only as of a prior specific date).
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9.The persons listed immediately below under “Executive Officers” are duly elected executive officers of the Trust and (a) each is an Authorized Officer under the Loan Agreement and is authorized to execute on behalf of the Borrower and deliver to the Bank this Certificate and all other documents and instruments described in the aforesaid resolutions of the Trust and in Section 6(a)(i) of the Loan Agreement and (b) each of those individuals listed below who are duly elected executive officers of the Trust is authorized to provide the Bank in the future with the names of additional Authorized Officers and/or the deletions of any such Authorized Officers under the Loan Agreement.  In order to facilitate the ability of the Bank to accept from the Borrower from time to time any document or instrument executed pursuant to or in accordance with Loan Agreement specifically (but without limitation) Sections 2(c), 6(a)(i) or 8(n), including through the use of secure digital encryption technology, such as DocuSign eSignature®, the Borrower hereby confirms to the Bank that the Trust’s Authorized Officers and other additional persons designated by an Authorized Officer (who is an executive officer of the Trust) as authorized to request advances and direct repayments under the Loan Agreement (and their names, titles, respective email addresses, and signatures (if any)) on file with the Bank, are those to whom the Bank may send and receive as authorized such instructions for electronic signatures.  As of the date hereof, the Authorized Officers of the Trust (including executive officers and non-executive officers) and those other individuals with authority limited to requesting Loans and authorizing Loan repayments are as follows:
Executive Officers:

Name	Title	Email Address
Robert W. Kleinschmidt	President	rwk@tocqueville.com
Cleo Kotis	Secretary	ckotis@tocqueville.com
Jeff Zatkowsky	Treasurer	jzatkowsky@tocqueville.com

Other Authorized Officers:

Name	Title	Email Address

Those limited to only requesting Loans and Loan repayments:

Name	Title	Email Address

2

Any such Authorized Officer who is an executive officer of the Trust may, from time to time, notify the Bank in writing of changes to the list of such Authorized Officers or such other persons, their titles and/or their email addresses for purposes of requesting advances, making repayments or receiving instructions regarding electronic signatures on the Authorized Officers and signers change request form (the “Signatory Update Form”) attached hereto as Schedule E-1.

Dated as of January 16, 2024

THE TOCQUEVILLE TRUST

                            By:
                            Name: Cleo Kotis
Title: Secretary

3

SCHEDULE E-1
To Officer’s Certificate
Signature Authority Update Form

Shelly Allen
Senior Vice President
U.S. Bank Mutual Fund Lending
425 Walnut Street, CN-OH-W6TC
Cincinnati, Ohio 45202

Dear Shelly:

THE TOCQUEVILLE TRUST, a Massachusetts business trust (the “Trust”), acting on behalf of its series The Tocqueville Fund, would like to modify the Authorized Officers and/or persons authorized to request advances and direct repayments under the Loan Agreement with the Bank.

Please add the following persons as Authorized Officers who are executive officers of the Trust:

Name:
Title:
Email:

Name:
Title:
Email:

Please add the following persons as Authorized Officers (non-executive officers of the Trust):

Name:
Title:
Email:

Name:
Title:
Email:

Please add the following persons as authorized only to request advances and arrange repayments:

Name:
Title:
Email:

Name:
Title:
Email:

Please remove the following persons from being Authorized Officers who are executive officers of the Trust:

Name:
Title:
Email:

Name:
4

Title:
Email:

Please remove the following persons from being Authorized Officers (non-executive officers of the Trust):

Name:
Title:
Email:

Name:
Title:
Email:

Please remove the following persons from being authorized to request advances and arrange repayments:

Name:
Title:
Email:

Name:
Title:
Email:

The undersigned, as an existing executive officer and Authorized Officer of the Trust: (a) approved the addition and/or deletion of the individuals listed above, and (b) certifies that the undersigned has been authorized to do so by the Board of Directors or Board of Trustees of the Trust.

By:______________________________
Title             of the Trust
Date:
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EXHIBIT F
FORM OF OPINION OF BORROWER'S COUNSEL
    We have acted as counsel to THE TOCQUEVILLE TRUST, a Massachusetts business trust (the "Borrower"), in connection with a loan in an amount of up to $40,000,000.00 being made by U.S. Bank National Association (the "Bank") to the Borrower in connection with The Tocqueville Fund (the "Fund"). In this regard, we have examined the following documents (collectively, the "Loan Documents"):

    (i)    Loan Agreement dated as of January 16, 2024 between the Borrower and the Bank (the "Loan Agreement");

    (ii)    Promissory Note dated as of January 16, 2024 given by the Borrower to the Bank;

    (iii)    Pledge and Security Agreement dated as of January 16, 2024 between the Borrower and the Bank;

    (iv)    Securities Account Control Agreement dated as of January 16, 2024 among the Borrower, the Bank and U.S. Bank National Association as Custodian; and

    (v)    Federal Reserve Form U-1 given by the Borrower to the Bank.

    On the basis of the foregoing, we are of the opinion that:

    1.    The Borrower is duly organized, validly existing and in good standing under the laws of Massachusetts and is registered as an investment company under the Investment Company Act of 1940.

    2.    The Borrower has full power and authority to own its assets and to conduct its business as a management investment company.

    3.    The Fund is a duly created and validly existing Series (as defined in the Loan Agreement) of the Borrower.

    4.    The Borrower has full power and authority to execute the Loan Documents and to perform its obligations thereunder.

    5.    The execution and delivery of, and the performance by the Borrower of its obligations under, the Loan Documents (a) have been duly authorized by all necessary action, (b) are not in conflict with and do not violate any provisions of the Borrower's articles of incorporation, declaration of trust or other organizational or governing documents or the Fund Statement or Prospectus, (c) do not violate any law, rule, regulation, order or decree, and (d) to our knowledge, are not in conflict with and do not result in any breach or default under any document, instrument or agreement to which the Borrower is a party.

    6.    The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies.